Jamba, Inc. Announces First Quarter 2013 Financial Results

Company Comparable Store Sales up 3.6% Against Double-Digit Year-Ago Gains

Operating Margin and CPG Revenue Improve

Growth Continues with New International and Domestic Franchise Partners

EMERYVILLE, Calif., April 30, 2013 --Jamba, Inc. (NASDAQ:JMBA) today reported unaudited financial results for the first fiscal quarter ended April 2, 2013. The Company recorded a quarterly comparable store sales(1) increase of 3.6% for company-owned stores, driven by increases in store traffic and average check.

Jamba also reported solid increases in operating margin and royalty revenue from its expanding consumer product platforms. During the quarter, the Company entered into a master franchise development agreement with Casa Operadora de Franquicias MAV S.A.P.I de C.V (“MAV”) to develop 80 Jamba Juice stores in Mexico over the next 10 years. The first Jamba Juice store in Mexico is expected to open in late 2013. The Company also entered into a new domestic franchise partnership that will open 15 stores in Missouri and Kansas over the next nine years. Jamba’s 125 California store expansion initiative has been fully subscribed and is sold out.

Highlights for the 13 weeks ended April 2, 2013, compared to the 13 weeks ended April 3, 2012:

•	Company-owned comparable store sales(1) increased 3.6% for the quarter as compared to the prior year period in which comparable store sales increased 12.7%.
•	System-wide comparable store sales(1) increased 1.3% for the quarter against an 11.6% increase for the prior year period and franchise-operated comparable store sales(1) decreased 0.9% for the quarter compared to the prior year quarterly increase of 10.5%.
•	Net loss was $(1.2) million, or $(0.02) diluted loss per share for the quarter, compared to net loss of $(1.5) million or $(0.03) diluted loss per share for the prior year period.
•	Total revenue for the 13 weeks ended April 2, 2013 rose to $55.1 million compared to total revenue of $53.0 million for the prior year period.

•	Jamba’s loss from operations decreased $0.3 million to $(1.3) million for 13 weeks ended April 2, 2013, reflecting Company-owned store comparable sales growth, increased franchise revenue and expanding CPG sales. Operating margin improved by 70 basis points to (2.4)% for 13 week period ended April 2, 2013 compared to the prior year period.
•	General and administrative expenses for the 13 weeks ended April 2, 2013 were $9.2 million compared with $8.6 million for the prior year period.
•	During the quarter, franchisees opened 14 new stores globally; eight new franchise stores in the U.S. and six new international stores.
•	During the quarter, Jamba entered into a master franchise agreement to expand its international operations into a new market, developing 80 new Jamba Juice stores in Mexico over the next 10 years.

“Our solid first quarter results, which came in the face of very strong year-ago performance, demonstrate Jamba’s ongoing momentum with increased traffic, average check and operating margin improvement,” said James D. White, Chairman, President and CEO of Jamba, Inc. “Our franchise development is strong with the addition of Mexico as our fourth major international market, and the execution of a multi-store domestic development agreement that will substantially increase our presence in the Midwest.  Our accelerated California growth initiative is now completely sold out.  And our plans for re-imaging stores and adding new concepts are on track for the balance of the year.”

“During the quarter we added new on-trend menu items, including new smoothie flavors for our Fruit & Veggie and JambaGO lines, our first nutritionist approved Jamba Kids Meals™ and continuing introductions from our Fresh Squeezed Juice platform containing fresh vegetables and fruits,” Mr. White said.

First Quarter Fiscal 2013 Results

Revenue

For the 13 weeks ended April 2, 2013, total revenue increased 3.8% to $55.1 million from $53.0 million in the prior year period. The increase is due to the 3.6% increase in Company-owned comparable store sales(1) and increased franchise revenue and CPG sales. The increase in Company-owned comparable store sales(1) of 3.6% was driven primarily by an increase in transaction count of 130 basis points and an average check increase of 230 basis points. During the 13 week period ended April 2, 2013, franchise-operated comparable store sales(1) decreased 0.9%. Franchise and other revenue increased 29.6% to $3.9 million from $3.0 million in the prior year period. Jamba’s CPG revenue was $1.0 million in the 13 week period ended April 2, 2013, compared to $0.4 million in the prior year period.

Loss from Operations and Operating Margin

Jamba’s operating margin improved by 70 basis points to (2.4)% for the first quarter of 2013 compared to (3.1)% for the quarter ended April 3, 2012. On a dollar basis, the $(1.3) million loss from operations for the first quarter of 2013 was a $0.3 million improvement from the $(1.6) million loss from operations in the first quarter of 2012 reflecting the increased franchise revenue and CPG sales, and improved leveraging of fixed costs resulting from the Company-operated store comparable sales growth.

Retail Growth

On February 28, 2013, the Company entered into a master franchise development agreement with MAV to develop 80 Jamba Juice stores in Mexico over the next 10 years. The first Jamba Juice store in Mexico is expected to open in late 2013. The principals of MAV, Mario Conzuelo Betancourt and Manuel Saba Ades, are seasoned executives operating food and beverage, and health and wellness retail businesses across Mexico and Latin America. Mario Conzuelo serves as CEO of the newly formed venture, and has previously launched and successfully developed a major international franchise beverage brand in Mexico. Manuel Saba serves as Chairman and CEO of Grupo Casa Saba, one of the leading distributors of pharmaceutical, health, beauty and consumer goods, general merchandise and publications in Mexico and South America.

As of April 2, 2013, system-wide, Jamba has 779 stores in the United States, of which 479 are franchise-operated stores and 300 are Company-owned. Franchise-operated stores include Jamba Smoothie Stations™, the new limited menu express format. During the quarter, Jamba opened eight new domestic franchise-operated stores, all non-traditional, and six international store locations, five in Canada and one in the Philippines. No new Company-owned stores opened during the quarter. As of April 2, 2013 there were 41 international store locations, all of which are franchise-operated. During the quarter, the total number of JambaGO served locations increased to 548. As of April 2, 2013, three California locations offered the Fresh Squeezed Juice platform, with a target of up to 100 locations by the end of 2013.

Liquidity

On April 2, 2013, the Company held $23.0 million in cash and cash equivalents as compared to $31.5 million cash and cash equivalents at January 1, 2013. On April 2, 2013, the Company did not have any restricted cash. At the end of fiscal 2012, the restricted cash balance was $0.2 million.

Outlook for 2013

The Company continues to expect to achieve the following results for fiscal 2013:

•	Deliver positive Company-owned comparable store sales(1) of 4%-6% and store-level margin of 20%;
•	Achieve income from operations of 2.5%-3.0% of revenue;
•	Deliver CPG revenue of $4 million - $5 million;
•	Develop 60-80 U.S. and international locations;
•	Add 1,000 JambaGO served locations.

A conference call to review the first quarter 2013 results will be held today, April 30, 2013 at 5:00 p.m. ET. The conference call can be accessed live over the phone by dialing (877) 941-2068 or for international callers by dialing (480) 629-9712. A replay will be available at 8:00 p.m. ET and can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers; the pin number is 4614150. The replay will be available until May 21, 2013. The call can be accessed from the Company’s website at www.jambajuice.com under the Corporate Investor Relations section or directly at http://ir.jambajuice.com.

About Jamba, Inc.

Jamba, Inc., (the “Company”) owns and franchises Jamba Juice stores through its wholly-owned subsidiary, Jamba Juice Company. Jamba Juice Company is a leading restaurant retailer of better-for-you, specialty beverage and food offerings, which include great tasting, whole fruit smoothies, fresh squeezed juices and juice blends, hot coffee and teas, hot oatmeal, breakfast wraps, sandwiches and mini-wraps, California Flatbreads™, frozen yogurt, and a variety of baked goods and snacks. As of April 2, 2013, there were 820 store locations globally. There were 300 Company-owned and operated stores and 479 franchise-operated stores in the United States, and 41 international stores. Jamba Juice Company has expanded the Jamba brand by direct selling of consumer packaged goods (“CPG”) and licensing its trademark. CPG products for at-home enjoyment are also available online, through select retailers across the nation and in Jamba outlets in the United States.

Fans of Jamba Juice can find out more about Jamba Juice's locations as well as specific offerings and promotions by visiting the Jamba Juice website at www.JambaJuice.com or by contacting Jamba’s Guest Services team at 1-866-4R-FRUIT (473-7848).

Forward-Looking Statements

This press release (including information incorporated or deemed incorporated by reference herein) contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are those involving future events and future results that are based on current expectations, estimates, forecasts, and projections as well as the current beliefs and assumptions of the Company’s management. Words such as “outlook”, “believes”, “expects”, “appears”, “may”, “will”, “should”, “anticipates”, or the negative thereof or comparable terminology, are intended to identify such forward looking statements. Any statement that is not a historical fact, including the statements made under the caption “Outlook for 2013” and any other estimates, projections, future trends and the outcome of events that have not yet occurred, is a forward-looking statement.  Forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore actual results may differ materially and adversely from those expressed in any forward-looking statements.  Factors that might cause or contribute to such differences include, but are not limited to factors discussed under the section entitled “Risk Factors” in the Company’s reports filed with the SEC.  Many of such factors relate to events and circumstances that are beyond the Company’s control.  You should not place undue reliance on forward-looking statements. The Company does not assume any obligation to update the information contained in this press release.

Contact:

Investor Relations

Dara Dierks

ICR

203-682-8200

investors@jambajuice.com

Non-GAAP Financial Measures

The Company provides certain supplemental non-GAAP financial measures to its investors as a complement to the most comparable GAAP measures. The Company believes that providing these non-GAAP measures to its investors, in addition to corresponding GAAP income statement measures, provides investors the benefit of viewing the Company's performance using the same financial metrics that the management team uses in making many key decisions and understanding how the Company's core business operations may perform and may look in the future. The non-GAAP financial measures are discussed further in Footnotes below.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States of America. Non-GAAP measures should not be considered in isolation from or as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

Footnotes

(1)	Comparable store sales are calculated using sales of Jamba Juice stores open more than one full fiscal year. Company-owned comparable store sales percentages are based on sales from company-owned stores included in our store base. Franchise-operated comparable store sales percentages are based on sales from franchised stores, as reported by franchisees, which are included in our store base. System-wide sales percentages are based on sales by both company-owned and franchise-operated stores, as reported by our franchisees, which are included in our store base. Company-owned stores that were sold in refranchising transactions are included in the Company-owned store base for each accounting period of the fiscal quarter to the extent the sale is consummated at least three days prior to the end of such accounting period, but only for the days such stores have been company-owned. Thereafter, such stores are excluded from the store base until such stores have been franchise-operated for at least one full fiscal period, at which point such stores are included in the franchise-operated store base and compared to sales in the comparable period of the prior year. Comparable store sales exclude closed locations. Company-owned comparable store sales percentages as used herein, may not be equivalent to company-owned comparable store sales as defined or used by other companies. Franchise-operated comparable store sales percentages and system-wide sales percentages as used herein are non-GAAP financial measures and should not be considered in isolation or as substitute for other measures of performance prepared in accordance with generally accepted accounting principles in the United States. Management reviews the increase or decrease in company-owned comparable store sales, franchise-operated comparable store sales and system-wide sales compared with the same period in the prior year to assess business trends and make certain business decisions. The Company believes the data is useful in assessing the overall performance of the Jamba brand and, ultimately, the performance of the Company, the company-owned stores, and franchise-operated stores.

JAMBA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
	April 2,	January 1,
(In thousands, except share and per share amounts)	2013	2013

ASSETS
Current assets:
Cash and cash equivalents	$23,037	$31,486
Restricted cash	-	205
Receivables, net of allowances of $114 and $103	7,989	11,327
Inventories	3,444	3,143
Prepaid and refundable taxes	457	655
Prepaid rent	2,981	3,080
Prepaid expenses and other current assets	2,680	1,681
Total current assets	40,588	51,577

Property, fixtures and equipment, net	37,547	38,442
Goodwill	1,233	1,336
Trademarks and other intangible assets, net	1,381	1,412
Other long-term assets	1,195	846

Total assets	$81,944	$93,613

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,400	$8,206
Accrued compensation and benefits	4,050	7,566
Workers' compensation and health insurance reserves	1,249	1,087
Accrued jambacard liability	29,498	33,634
Other current liabilities	9,706	9,728
Total current liabilities	48,903	60,221

Deferred rent and other long-term liabilities	12,020	11,880
Total liabilities	60,923	72,101

Commitments and contingencies

Series B redeemable preferred stock, $.001 par value, 304,348 shares authorized; 16,109 and
72,889 shares issued and outstanding at April 2, 2013 and January 1, 2013, respectively.	1,776	7,916

Stockholders' equity:
Common stock, $.001 par value, 150,000,000 shares authorized; 83,486,948 and 77,408,909
shares issued and outstanding at April 2, 2013 and January 1, 2013, respectively.	84	78
Additional paid-in-capital	386,892	380,007
Accumulated deficit	(367,731)	(366,489)
Total stockholders' equity	19,245	13,596

Total liabilities and stockholders' equity	$81,944	$93,613

JAMBA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	13 Week	13 Week
	Period Ended	Period Ended
(In thousands except share and per share amounts)	April 2, 2013	April 3, 2012

Revenue:
Company stores	$51,140	$50,025
Franchise and other revenue	3,916	3,022
Total revenue	55,056	53,047

Costs and operating expenses:
Cost of sales	12,404	11,611
Labor	15,755	15,408
Occupancy	7,376	7,418
Store operating	8,157	7,875
Depreciation and amortization	2,772	2,922
General and administrative	9,169	8,639
Impairment of long-lived assets	107	386
Other operating, net	619	433
Total costs and operating expenses	56,359	54,692

Loss from operations	(1,303)	(1,645)

Other income (expense), net:

Interest income	-	20
Interest expense	(78)	(117)
Total other expense, net	(78)	(97)

Loss before income taxes	(1,381)	(1,742)

Income tax benefit	139	232

Net loss	(1,242)	(1,510)

Preferred stock dividends and deemed dividends	(484)	(481)

Net loss attributable to common stockholders	$(1,726)	$(1,991)

Weighted-average shares used in computation of loss per share:
Basic	80,709,422	67,294,134
Diluted	80,709,422	67,294,134

Loss per share:
Basic	$(0.02)	$(0.03)
Diluted	$(0.02)	$(0.03)

JAMBA, INC.

(Unaudited)

STORE COUNT

	NUMBER OF STORES
	COMPANY	FRANCHISE		TOTAL
		Domestic	International
Quarter ended April 2, 2013
At January 1, 2013	301	473	35	809
Opened	-	8	6	14
Closed	-	(3)	-	(3)
Refranchised	(1)	1	-	-
At April 2, 2013	300	479	41	820

Quarter ended April 3, 2012
At January 3, 2012	307	443	19	769
Opened	-	4	6	10
Closed	(2)	(3)	(1)	(6)
Refranchised	-	-	-	-
At April 3, 2012	305	444	24	773

COMPARABLE STORE SALES

	13 Week	13 Week
	Period Ended	Period Ended
	April 2, 2013	April 3, 2012

Percentage Change in Comparable store sales
Company stores	3.6%	12.7%
Franchise stores	(0.9)%	10.5%
System-wide	1.3%	11.6%

Percentage Change in Comparable Company store sales
Traffic effect	1.3%	8.8%
Average check effect	2.3%	3.9%
Total Comparable Company store sales	3.6%	12.7%